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                                                                   EXHIBIT 3.i.7



           CANADA                                                      NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                       268183

                                     [LOGO]

                          PROVINCE OF BRITISH COLUMBIA
                  Ministry of Finance and Corporate Relations
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT


                                  CERTIFICATE


                             I HEREBY CERTIFY THAT

                             ACUVISION SYSTEMS INC.


                   HAS THIS DAY CHANGED ITS NAME TO THE NAME

                      INTERNATIONAL ACUVISION SYSTEMS INC.




                                        GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                            AT VICTORIA, BRITISH COLUMBIA,

                                            THIS 27TH DAY OF AUGUST, 1991

         [SEAL]
                                            /s/ DAVID W. BOYD

                                            DAVID W. BOYD
                                            REGISTRAR OF COMPANIES